Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial highlights" in each Prospectus and "Independent Registered Public Accounting Firm", and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our reports, dated February 14, 2014, on the financial statements and financial highlights of Pioneer Bond VCT Portfolio, Pioneer Disciplined Value VCT Portfolio, Pioneer Emerging
Markets  VCT  Portfolio, Pioneer  Equity  Income  VCT  Portfolio, Pioneer
Fund VCT Portfolio, Pioneer High Yield VCT Portfolio, Pioneer Ibbotson
Growth Allocation VCT Portfolio, Pioneer Ibbotson Moderate Allocation
VCT Portfolio, Pioneer Mid  Cap Value VCT Portfolio, Pioneer Real Estate
Shares VCT Portfolio, Pioneer Select Mid Cap Growth VCT Portfolio,and
Pioneer Strategic Income VCT Portfolio included in the Annual Report to the Shareowners for the year ended December 31, 2013 as filed with the Securities and Exchange Commission in Post-Effective Amendment
Number 56  to the Registration Statement (Form N-1A, No. 33-84546) of
Pioneer  Variable  Contracts  Trust.

                              /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 24, 2013